SUB-ITEM 77Q3

AIM TRIMARK FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 17

72DD    1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                        $   826
        2    Dividends for a second class of open-end company shares
                (000's Omitted)
             Class B                                        $   143
             Class C                                        $   194
             Class R                                        $    10
             Class Y                                        $    --
             Institutional Class                            $    --

73A.    Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                                         0.3111
        2    Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class B                                         0.2187
             Class C                                         0.2187
             Class R                                         0.2802
             Class Y                                         0.0000
             Institutional Class                             0.3749

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                          1,971
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                            508
             Class C                                            585
             Class R                                             57
             Class Y                                             24
             Institutional Class                                  1

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  8.38
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $  8.10
             Class C                                        $  8.10
             Class R                                        $  8.30
             Class Y                                        $  8.38
             Institutional Class                            $  8.51